Exhibit 99.1

DJO Investor/Media Contact:	ReAble Investor/Media Contact:
DJO Incorporated	ReAble Therapeutics Inc.
Mark Francois, Director of Investor Relations	Bill Burke, EVP and CFO
(760) 734-4766	(512) 834-6346
mark.francois@djortho.com	william_burke@reableinc.com

FOR IMMEDIATE RELEASE

DJO ENTERS INTO MERGER AGREEMENT WITH REABLE THERAPEUTICS, INC.

•                  DJO stockholders to receive $50.25 per share in cash

•                  Transaction valued at $1.6 billion

SAN DIEGO, CA and AUSTIN, TX July 16, 2007 – DJO Incorporated (NYSE: DJO), a global provider of products and services that promote musculoskeletal and vascular health, and ReAble Therapeutics, Inc., a diversified medical device company focused on rehabilitation, pain management, physical therapy and orthopedics, today announced the signing of an agreement and plan of merger under which an affiliate of ReAble will acquire all outstanding shares of DJO in a transaction valued at approximately $1.6 billion, including the assumption of debt. The agreement provides for a cash payment of $50.25 per share for each outstanding share of DJO common stock, representing a premium of approximately 25 percent over DJO’s average closing share price for the 30 trading days ended July 13, 2007. An affiliate of The Blackstone Group is the controlling shareholder of ReAble and has committed to provide the equity financing needed by ReAble to complete the transaction.

The Board of Directors of DJO and a Transaction Committee of independent directors have unanimously approved the transaction and recommends that DJO stockholders approve the merger.

DJO and ReAble provide complementary products in orthopedic rehabilitation and pain management, and, when combined, will offer a broad go-to-market approach through multiple sales channels.  As a result, the combination is expected to quickly provide improved value to customers by utilizing the existing capabilities and product portfolios of both companies.

Ken Davidson, CEO of ReAble said, “DJO and ReAble have established strong positions in the orthopedic and rehabilitation markets.  We are delighted to be joining them together.  The resources of the combined company will allow us to develop even better and more innovative products, and to take care of more of the needs of more patients and caregivers than ever before.  The strategic fit, both in the U.S. and overseas, is absolutely compelling.”

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“After completing extensive negotiations and comprehensive analysis, our board unanimously concluded that this transaction is in the best interests of the Company and our stockholders,” said Les Cross, President and CEO of DJO. “We believe that the value of this transaction appropriately recognizes DJO’s leadership position in non-operative orthopedics, demonstrated by our highly respected brands, innovative products, and commitment to continuous improvement, therefore providing our stockholders with an immediate and substantial cash premium for their investment in DJO.”

It is anticipated that the transaction will close in the fourth quarter of 2007. The transaction is subject to certain closing conditions, including the approval of DJO’s stockholders and regulatory approvals. There is no financing condition to consummate the transaction. DJO expects to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and merger agreement, among other things. The transaction is expected to close promptly following the satisfaction of all closing conditions.

Under the merger agreement, DJO may solicit superior proposals from third parties during the next 50 calendar days. To the extent that a superior proposal solicited during this period leads to the execution of a definitive agreement, DJO would be obligated to pay a break-up fee to ReAble of $18.7 million. In accordance with the agreement, the Board of Directors of DJO, with the assistance of its independent financial advisors, intends to solicit superior proposals during this period. In addition, DJO may, at any time, subject to the provisions of the merger agreement, respond to unsolicited proposals. DJO advises that there can be no assurance that the solicitation of superior proposals will result in an alternative transaction.  DJO does not intend to disclose developments with respect to this solicitation process unless and until its Board of Directors has made a decision regarding any alternative proposal.

Wachovia Securities is acting as financial advisor and Latham & Watkins LLP is acting as legal counsel to the DJO Board of Directors in this transaction.

Credit Suisse is acting as financial advisor and Simpson Thatcher & Bartlett LLP is acting as legal advisor to ReAble and Blackstone in this transaction.  Financing commitments have been provided by Credit Suisse and Bank of America.

About DJO Incorporated

DJO Incorporated is a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets.  Marketed under the Aircast®, DonJoy® and ProCare® brands, the Company’s broad range

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of over 700 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.  The Company’s vascular systems products help prevent deep vein thrombosis and pulmonary embolism that can occur after orthopedic and other surgeries.  Together, these products provide solutions throughout the patient’s continuum of care.  The Company sells its products in the United States and in more than 70 other countries through networks of agents, distributors and its own direct sales force.  Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers, other healthcare professionals and individual and team athletes.  For additional information on the Company, please visit www.djortho.com.

About ReAble Therapeutics, Inc.

ReAble Therapeutics, Inc. is a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high quality orthopedic devices used by orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. Through its Orthopedic Rehabilitation Division, ReAble is a leading distributor of electrical stimulation and other orthopedic products used for pain management, orthopedic rehabilitation, physical therapy, fitness and sport performance enhancement. ReAble’s Surgical Implant Division offers a comprehensive suite of reconstructive joint products and spinal implants. For more information, visit www.encoremed.com.

About The Blackstone Group

The Blackstone Group (NYSE: BX) is a leading global alternative asset manager and provider of financial advisory services. Its alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. For more information, visit www.blackstone.com.

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Additional Information and Where to Find It

In connection with the proposed transaction, DJO intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS THAT THE COMPANY MAY FILE WITH THE SEC IN THEIR ENTIRETY WHEN SUCH MATERIALS BECOME AVAILABLE, BECAUSE THE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT DJO AND THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. Stockholders will be able to obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the Company by directing a request to: DJO Incorporated, 1430 Decision Street, Vista, CA, 92081, Attention: Mark Francois, Director of Investor Relations (Tel: 1-760-734-4766, Email: mark.francois@djortho.com).

Participants in the Solicitation

DJO and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction. Information regarding DJO’s directors and executive officers is available in the Company’s 2006 Annual Report on Form 10-K, filed with the SEC on March 1, 2007 and the Company’s proxy statement for its 2007 annual meeting of stockholders, filed with the SEC on April 20, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement filed with the SEC in connection with the Special Meeting of Stockholders when it becomes available.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements include statements about the conduct of DJO following this announcement and the anticipated timing of the transaction.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  These forward-looking statements are based on DJO’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to a termination of the merger agreement; the outcome of any legal proceedings that

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may be instituted against DJO, ReAble or others following the announcement of the merger agreement;  the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the merger, including receiving applicable regulatory approvals relating to the transaction; the failure to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger. Other risk factors are detailed in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed on May 10, 2007, with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this press release are beyond DJO’s ability to control or predict.

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